UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

	Definitive proxy statement.

☑	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☒	No fee required.

		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	Fee paid previously with materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:
1

3)	Filing Party:

4)	Date Filed:

2

November 15, 2018

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT DEADLINE

Subject: Al Frank Fund (Ticker: VALUX, VALAX)

a series of Northern Lights Fund Trust II

Dear Valued Shareholder:

As a shareholder of the Al Frank Fund, you are an important part of the decisions made in the fund. We are requesting your prompt response pertaining to an important operating initiative. We need to hear from you no later than November 29, 2018.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact our proxy vendor, AST Fund Solutions toll-free at 1 (800) 967-4617 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Kevin E. Wolf

President

Northern Lights Fund Trust II

REFERENCE NUMBER: 123456789

Al Frank Fund

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130